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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective
Amendment No. 4 to Registration Statement No. 333-57017 of our reports dated February 8, 2000 appearing in the Rydex Variable Trust's Annual Report to Shareholders for the periods ended December 31, 1999. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey
April 17, 2000